HOMESTREET, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Time on August 20, 2025 for shares held directly and by 11:59 p.m., Eastern Time on August 18, 2025 for shares held in the HomeStreet, Inc. 401(k) Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HMST2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m., Eastern Time on August 20, 2025 for shares held directly and by 11:59 p.m., Eastern Time on August 18, 2025 for shares held in the HomeStreet, Inc. 401(k) Savings Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V77166-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOMESTREET, INC.

The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4 and 5.

	Proposal	For	Against	Abstain
1.	To approve the amendment of HomeStreet's articles of incorporation, in the form attached as **Annex B** to the proxy statement/prospectus/consent solicitation statement, required in connection with the Agreement and Plan of Merger, dated as of March 28, 2025, by and among Mechanics Bank, HomeStreet, Inc. ("HomeStreet") and HomeStreet Bank (the "merger agreement" and the transaction contemplated thereby, the "merger"), to, among other things, (i) change the name of HomeStreet from "HomeStreet Inc." to "Mechanics Bancorp", (ii) increase the number of authorized shares of HomeStreet common stock from 160,000,000 to 1,900,000,000 and HomeStreet preferred stock from 10,000 to 120,000 and (iii) authorize the issuance of two (2) classes of HomeStreet common stock, 1,897,500,000 shares of which will be designated Class A common stock, no par value, and 2,500,000 shares of which will be designated Class B common stock, no par value (the "HomeStreet articles amendment proposal").	☐	☐	☐
2.	To approve the issuance of HomeStreet common stock required in connection with the merger, which will represent (i) more than 20% of the shares of HomeStreet common stock outstanding immediately prior to the merger and (ii) a change of control pursuant to applicable exchange listing rules (the "HomeStreet share issuance proposal").	☐	☐	☐
3.	To approve and adopt the HomeStreet 2025 Equity Incentive Plan in the form attached as **Annex D** to the proxy statement/prospectus/consent solicitation statement.	☐	☐	☐
4.	To approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of HomeStreet in connection with the transactions contemplated by the merger agreement.	☐	☐	☐
5.	To approve an adjournment of the HomeStreet special meeting, if there are insufficient votes at the time of the HomeStreet special meeting to approve the HomeStreet articles amendment proposal or the HomeStreet share issuance proposal, to permit further solicitation of proxies in favor of the HomeStreet articles amendment proposal or the HomeStreet share issuance proposal.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon any other matters that may properly come before the HomeStreet special meeting or any adjournment or postponement thereof.

The shares represented by this proxy when properly executed will be voted in the matter instructed herein by the undersigned shareholder(s). If no instruction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the HomeStreet Shareholders Meeting:

The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

V77167-TBD

HOMESTREET, INC.
Special Meeting of Shareholders
August 21, 2025 at 10:00 A.M., Pacific Time
This proxy is solicited by the Board of Directors of HomeStreet, Inc.

The undersigned shareholder(s) of HomeStreet, Inc. ("HomeStreet") hereby appoint(s) Mark K. Mason and Godfrey B. Evans with power to act without the other and with full power of substitution and resubstitution, as proxies and attorneys-in-fact for and in the name and place of the undersigned, to represent and to vote all shares of common stock, no par value, of HomeStreet owned of record by the undersigned at the HomeStreet special meeting of shareholders to be held at 10:00 A.M., Pacific Time on August 21, 2025, via a live webcast accessible at www.virtualshareholdermeeting.com/HMST2025SM, and any adjournment or postponement thereof, upon the matters set forth in the proxy statement/prospectus/consent solicitation statement, voting as specified on the reverse side of this card, and voting in the discretion of the above-named persons on such other matters as may properly come before the HomeStreet special meeting of shareholders, and hereby revoking any proxy heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on reverse side)